Exhibit 10.5
                                                                    ------------


10/20/98                                 Lucent Technologies
                                         Bell Labs Innovations

                                                  Lucent Technologies Inc.
                                                  Global Purchasing Organization
                                                  211 Mount Airy Road
                                                  Basking Ridge.  NJ 07920


                                         Agreement No. WR71980036
                                         Sheet 1 of 30

MicroFrame, Inc.
21 Meridian Road.
Edison, NJ 08820

This Agreement is made by and between Lucent Technologies Inc. ("Company") having an office at 211 Mt. Airy Road, Basking Ridge, NJ 07920 and MicroFrame, Inc. ("Supplier") having an office at 21 Meridian Road,. Edison, NJ 08820. Company agrees to purchase and Supplier agrees to sell in accordance with the terms and conditions stated in this Agreement and any attachments to this Agreement.

WHEREAS. Company wishes to purchase products of Supplier's (design and) manufacture for resale to Company's customers, and

WHEREAS, Supplier desires to sell such materials to Company for resale to Company's customers,

THEREFORE,  the parties agree as follows

1.       AGREEMENT EFFECTIVE PERIOD

                  The term of this Agreement shall commence on, November 1, 1998, and shall, except as otherwise provided in this Agreement, continue in effect thereafter until October 31, 2001.

2.       MATERIAL

                  "MATERIAL" as used in this Agreement shall mean Supplier's ASG Guard Electronic Communication Equipment as listed in Appendix A, attached and made a part of this Agreement. Such MATERIAL is hereby offered for sale by Supplier and may be purchased by Company in accordance with the terms, conditions and specifications stated in this Agreement. This Agreement is a non-commitment Agreement and MATERIAL shall be furnished by Supplier on an as-ordered basis. "Specification(s)" as used in this Agreement shall mean all of the specifications made part of this Agreement.



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                                                        Agreement No. WR71980036
                                                                   Sheet 2 of 31

3.       OPTION TO EXTEND
                  Company shall have the right to extend the period specified in the section "AGREEMENT EFFECTIVE PERIOD" for up to twelve (12) months by giving Supplier at least thirty (30) business days prior written notice.

                  Within ten (10) business days of the date of Company's notice to extend the period, Supplier shall notify Company in writing whether Supplier proposes to revise the price(s) under this Agreement. If the parties fail to agree on the revised price(s) within twenty (20) business days after the date of Supplier's notice, Company's notice of extension shall be considered withdrawn and prices for outstanding orders or orders placed during the term of this Agreement shall not be revised.

4.       PRICE
                  Prices shall be as shown in Appendix A. Prices as listed in Appendix A shall remain in effect during the term of this Agreement.

5.       COST REDUCTION
                  Both parties shall endeavor to reduce the costs of products furnished under this Agreement.

6.       BEST PRICE
                  If, at any time during the term of this Agreement Supplier sells to any customer other than to affiliates or subsidiaries of Supplier, MATERIAL at least equal or similar quality {and volume} at a price lower than that in effect under this Agreement, Company shall pay the lower price on all deliveries of MATERIAL which are made during the period when such lower price is in effect. Upon ten (10) days written notice, Company, or Company's authorized representatives, may audit Supplier's applicable books and records for the purpose of verifying Suppliers compliance with this provision.

7.       TERMS OF PAYMENT
                  Net thirty (30) business days from the date of delivery of the MATERIAL to Company or receipt of the applicable invoice therefor by Company whichever occurs later.

 8.      FORECAST
                  Company shall provide Supplier with a twelve (12) month non-binding rolling forecast submitted to Supplier by the fifth (5th) business day of each calendar month. Such forecast shall be used by Supplier for planning purposes only and shall not be deemed a commitment by Company to purchase the MATERIAL shown in the forecast.

9.       FOB



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                                                        Agreement No. WR71980036
                                                                   Sheet 3 of 31

                  The  MATERIAL  shall be shipped FOB  Supplier's  location,  21
         Meridian Road, Edison, N.J. 08820, or such other Supplier's location as may be designated by Supplier. Supplier shall notify Company's transportation representative on (303) 538-8278 or (303) 538-2907 when MATERIAL is ready for shipment. Company shall select the carrier and arrange at Company's expense for the transportation of the MATERIAL. The 1990 INCOTERM manual shall govern interpretation of shipment terms under this Agreement.

10.      FREIGHT CLASSIFICATION
                  MATERIAL purchased under this Agreement shall be shipped to Company or Company's customers subject to freight charges appropriate for goods classified as Electronic Communications Equipment. Supplier shall indicate on the bill of lading that Company's contract rates apply.

11.      NON-EXCLUSIVE MARKET RIGHTS
                  This Agreement neither grants to Supplier an exclusive right or privilege to sell to Company any or all products of the type described in the MATERIAL section which Company may require, nor requires the purchase of any MATERIAL or other products from Supplier by Company. Therefore, Company may contract with other manufacturers and suppliers for the procurement of comparable products. In addition, Company shall, at its sole discretion, decide the extent to which Company will market advertise, promote, support or otherwise assist in further offerings of the MATERIAL.

                  Purchases by Company under this Agreement shall neither restrict the right of Company to cease purchasing nor require Company to continue any level of such purchases.

12.      SPECIFICATIONS OR DRAWINGS
                  Supplier's standard commercial Technical Specification and Company's (referred to herein as "Technical MEMORANDUM" dated September 11, 1998, " or "Specification") is included by reference and further described in Appendix B attached hereto and made a part of this Agreement.

                  In accordance with the notification requirements outlined in Section "PRODUCT CHANGE NOTICES", Supplier shall provide Company with at least thirty (30) business days prior written notice of any change proposed to be made by Supplier in the MATERIAL furnished pursuant to said Technical Specification under this Agreement.

                  If Company, in its sole discretion, does not agree to the change proposed by Supplier, then in addition to all other rights and remedies at law or equity or otherwise, and without any cost to or liability or obligation of Company, Company shall have the right to terminate this Agreement and to terminate any or all purchase orders for MATERIAL affected by such change.

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                                                        Agreement No. WR71980036
                                                                   Sheet 4 of 31




                  Supplier shall continue to supply MATERIAL to Company pursuant to the Technical Specification for the term of the Agreement. If Supplier is unable to continue to thus supply or discontinues manufacture of MATERIAL, Company shall be entitled to one (1) year's advance notice plus a manufacturing license and appropriate specifications and drawings to enable Company to manufacture or have manufactured the MATERIAL.

13.      ASSIGNMENT
                  Supplier shall not assign any right or interest under this Agreement (excepting solely for moneys due or to become due) without the prior written consent of Company, which shall not be unreasonably withheld. Supplier shall be responsible to Company for all Work performed by Supplier's subcontractor(s) at any tier.

14.      BANKRUPTCY AND TERMINATION FOR FINANCIAL INSECURITY
                  Either party may terminate this Agreement by notice in writing:

                  (i). if the other party makes an assignment for the benefit of creditors (other than solely an assignment of monies due); or

                  (ii). if the other party evidences an inability to pay debts as they become due unless adequate assurance of such ability to pay is provided within thirty (30) days of such notice.

                  If a proceeding is commenced under any provision of the United States Bankruptcy Code, voluntary or involuntary, by or against either party, and this Agreement has not been terminated, the non-debtor party may file a request with the bankruptcy court to have the court set a date within sixty (60) days after the commencement of the case, by which the debtor party will assume or reject this Agreement, and the debtor party shall cooperate and take whatever steps necessary to assume or reject the Agreement by such date.

15.      CFC PACKAGING
                  Supplier warrants that all packaging materials furnished under this Agreement and all packaging associated with MATERIAL furnished under this Agreement were not manufactured using and do not contain chlorofluorocarbons. "Packaging" means all bags, wrapping, boxes, cartons and any other packing materials used for packaging. Supplier shall indemnify and hold Company harmless for any liability, fine or penalty incurred by Company to any third party or governmental agency arising out of Company's good faith reliance upon said warranty.

16.      CHOICE OF LAW
                  This Agreement and all transactions under it shall be governed by the laws of the State of New Jersey excluding its choice of law rules and excluding the Convention for the


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                                                        Agreement No. WR71980036
                                                                   Sheet 5 of 31

         International Sale of Goods. Supplier agrees to submit to the jurisdiction of any court wherein an action is commenced against Company based on a claim for which Supplier has agreed to indemnify Company under this Agreement.

17.      COMPLIANCE WITH LAWS
                  Supplier and all persons furnished by Supplier shall comply at their own expense with all applicable laws, ordinances, regulations and codes, including the identification and procurement of required permits, certificates, licenses, insurance, approvals and inspections in performance under this Agreement.

18.      CONTINUING AVAILABILITY
                  Supplier shall offer for sale to Company, during the term of this Agreement and for at least one (1) year after the expiration of this Agreement, MATERIAL conforming to the Technical Specifications and other Specifications set forth in this Agreement. Supplier further shall offer for sale to Company, during the term of this Agreement and until five (5) years after the expiration of this Agreement, maintenance, replacement, and repair parts ("Parts") which are functionally equivalent and identical in form and fit for the MATERIAL covered by this Agreement. The price for the MATERIAL and Parts shall be the price set forth in Suppliers then current Agreement with Company for said MATERIAL or Parts or, if no such Agreement exists, at a price agreed upon by Company and Supplier. If the parties fail to agree on a price, the price shall be a reasonably competitive price for said MATERIAL or Parts at the time for delivery. The MATERIAL and Parts shall be warranted as set forth in the "WARRANTY" section of this Agreement. The term "Parts" is included in the term "MATERIAL."

19.      DEFAULT
                  If Supplier shall be in breach or default of any of the terms, conditions or covenants of this Agreement or of any purchase order, and if such breach or default shall continue for a period of ten (10) days after the giving of written notice to Supplier thereof by Company, then, in addition to all other rights and remedies which Company may have at law or equity or otherwise, Company shall have the right to cancel this Agreement and/or any purchase orders placed by Company without any charge to or obligation or liability of Company.

20.      ELECTRONIC DATA INTERCHANGE
                  Supplier agrees, if requested by Company, to implement Electronic Data Interchange (EDI) ordering and payment arrangements as an electronic means of trading business document with Company. The electronic business documents include purchase orders, acknowledgments, purchase order changes, ship notices, invoices, remittance advice, electronic funds transfer (EFT) or such purchasing communications as may be requested by Company for transaction under this Agreement. Supplier shall at its sole expense, obtain, make fully operational and maintain all equipment, software and other materials set forth in

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                                                        Agreement No. WR71980036
                                                                   Sheet 6 of 31

         Company's EDI Planning Guide. Supplier shall also execute an Electronic Purchasing Agreement with Company at the time of execution of this Agreement.

21.      EPIDEMIC CONDITION
                  If during the term of this Agreement and for one (1) year after the last shipment date of MATERIAL under this Agreement Company notifies Supplier that MATERIAL shows evidence of an "Epidemic Condition," Supplier shall prepare and propose a Corrective Action Plan ("CAP") with respect to such MATERIAL within five (5) working days of such notification, addressing implementation and procedure milestones for remedying such Epidemic Condition(s). An extension of this time-frame is permissible upon mutual written agreement of the parties.

                  Upon notification of the Epidemic Condition to Supplier, Company shall have the right to postpone all or part of the shipments of unshipped MATERIAL, by giving written notice of such postponement to Supplier, pending correction of the Epidemic Condition. Such postponement shall temporarily relieve Supplier of its shipment liability and Company of its shipment acceptance liability. Should Supplier not agree to the existence of an Epidemic Condition or should Company not agree to the CAP, then Company shall have the right to suspend all or part of its unshipped orders without liability to Company until such time as a mutually acceptable solution is reached.

                  An Epidemic Condition will be considered to exist when one or more of the following conditions occur:

                  (1) Failure reports or statistical samplings show that MATERIAL shipped contain a potential safety hazard (such as personal injury or death, fire, explosion, toxic emissions, etc.), or exhibit a highly objectionable symptom (such as emissions of smoke, loud noises, deformation of housing) or other disconcerting symptoms of this type.

                  (2) Reliability plots of relevant data indicate that the MATERIAL has actual Mean Time Between Failures (MTBF) of less than 80% of the MTBF stipulated in the Technical Specification. The MTBF parameter of MATERIAL is defined as the total operating or power-on time of any population under observation ("T"), in hours, divided by the total number of critical failures ("n") that have occurred during the observed period. A critical failure is defined as a failure to operate per the requirements of the Technical Specification. The total operating time of a population is the summation of operating time of individual units in that population. MTBF is expressed as MTBF = T/n. An Epidemic Condition shall exist when data derived from populations being tracked confirms the condition with 80% confidence. (3) MATERIAL Dead on Arrival (DOA) failures exceed the Epidemic DOA failure rate which is defined as 1.2 x DOA specified in the section of this Agreement entitled PRODUCT CONFORMANCE REVIEW.

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                                                        Agreement No. WR71980036
                                                                   Sheet 7 of 31

                  Only major functional and visual/mechanical/appearance defects are considered for determining Epidemic Condition. MATERIAL could be either sampled or, a Company's option, 100% audited at Company warehouses, factories or Company's customers' locations. If MATERIAL is sampled, the data must have 80% or better statistical confidence.

                  For the purpose of this Agreement, functional DOA shall be defined as any MATERIAL that during the test, installation or upon its first use fails to operate as expected or specified. Visual/mechanical/appearance DOA is defined as any MATERIAL containing one or more major defects that would make the MATERIAL unfit for use or installation.

                  An Epidemic Condition shall not include failures due to customer misapplication, utilization of parts not approved by supplier, or chain failures induced by internally or externally integrated subassemblies.

                  In the event that Supplier develops a remedy for the defect(s) that caused the Epidemic Condition and Company agrees in writing that the remedy is acceptable Supplier shall:

                  (a) Incorporate the remedy in the affected MATERIAL in accordance with Company's.

                  (b) Ship all subsequent MATERIAL incorporating the required modification correcting the defect(s) at no additional charge to Company; and

                  (c) Repair and/or replace MATERIAL that caused the Epidemic Condition. In the event that Company incurs costs due to such repair and/or replacement, including but not limited to labor and shipping costs, Supplier shall reimburse Company for such costs. Supplier shall bear risk of in transit loss and damage for such repaired and/or replaced MATERIAL.

                  Supplier and Company shall mutually agree in writing as to the remedy's implementation schedule. Supplier shall use its best efforts to implement the remedy in accordance with the agreed-upon schedule.

                  If Supplier is unable to develop a mutually agreeable remedy, or does not adequately take into account the business interests of Company, as reasonably agreed by the parties, Company may (i) develop and implement such remedy and, in such case, implementation costs and risk of in- transit loss and damage shall be allocated between the parties as set forth in this section, and/or (ii) cancel postponed orders without liability and return all MATERIAL affected by such Epidemic Condition for full refund, payable by Supplier within thirty
         (30)

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                                                        Agreement No. WR71980036
                                                                   Sheet 8 of 31

         business days after receipt of returned MATERIAL (with risk of loss or in-transit damage borne by Supplier) and/or (iii) terminate this Agreement without further liability.

22.      EXPORT CONTROL
                 Supplier will not use, distribute, transfer or transmit any products, software or technical information (even if incorporated into other products) provided under this Agreement except in compliance with U.S. export laws and regulations (the "Export Laws"). Supplier will not, directly or indirectly, export or re-export the following items to any country which is in the then current list of prohibited countries specified in the applicable Export Laws: (a) software or technical data disclosed or provided to Supplier by Company or Company's subsidiaries or affiliates; or (b) the direct product of such software or technical data. Supplier agrees to promptly inform Company in writing of any written authorization issued by the U.S. Department of Commerce office of export licensing to export or re-export any such items referenced in
         (a) or (b). The obligations stated above in this clause will survive the expiration, cancellation or termination of this Agreement or any other related agreement.

23.      FORCE MAJEURE
                  Neither party shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by fire, flood, strike, civil, governmental, or military authority, act of God, or other similar causes beyond its control and without the fault or negligence of the delayed or non performing party or its subcontractors.

                  Supplier's liability for loss or damage to Company's MATERIAL in Supplier's possession or control shall not be modified by this section. When a party's delay or nonperformance continues for a period of at least fifteen (15) days, the other party may terminate, at no charge, this Agreement or an order under the Agreement.

24.      GOVERNMENT CONTRACT PROVISIONS
                  The following provisions regarding equal opportunity, and all applicable laws, rules, regulations and executive orders specifically related thereto, including applicable provisions and sections from the Federal Acquisition Regulation and all supplements thereto are incorporated in this Agreement as they apply to work performed under specific U.S. Government contracts: 41 CFR 60-1.4, Equal Opportunity; 41 CFR 60-1.7, Reports and Other Required Information 41 CFR 60-1.8, Segregated Facilities; 41 CFR 60-250.4, Affirmative Action For Disabled Veterans and Veterans of the Vietnam Era (if in excess of $10,000); and 41 CFR 60-741.4, Affirmative Action for Disabled Workers (if in excess of $2,500), wherein the terms "contractor" and "subcontractor" shall mean "Supplier". In addition, orders placed under this Agreement containing a notation that the material or services are intended for use under Government contracts shall be subject to such other

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                                                        Agreement No. WR71980036
                                                                   Sheet 9 of 31

         Government provisions printed, typed or written thereon, or on the reverse side thereof, or in attachments thereto.

25.      HEAVY METALS IN PACKAGING
                 Supplier warrants to Company that no lead, cadmium, mercury or hexavalent chromium have been intentionally added to any packaging or packaging component (as defined under applicable laws) to be provided to Company under this Agreement and that packaging materials were not manufactured using and do not contain chlorofluorocarbons. Supplier further warrants to Company that the sum of the concentration levels of lead, cadmium, mercury and hexavalent chromium in the package or packaging component provided to Company under this Agreement does not exceed 100 parts per million. Upon request, Supplier shall provide to Company Certificates of Compliance certifying that the packaging and/or packaging components provided under this Agreement are in compliance with the requirements set forth above in this section.

26.      IDENTIFICATION
                  Supplier shall not, without Company's prior written consent, engage in publicity related to this Agreement, or make public use of any Identification in any circumstances related to this Agreement.
         "Identification" means any semblance of any trade name, trademark, service mark, insignia, symbol, logo, or any other designation, or drawing of Company or its affiliates. Supplier shall remove or obliterate any Identification prior to any use or disposition of any MATERIAL rejected or not purchased by Company.

27.      IMPLEADER
                  Supplier shall not implead or bring an action against Company based on any claim by any person for personal injury or death to an employee of Company for which Company has previously paid or is obligated to pay worker's compensation benefits to such employee or claimant and for which such employee or claimant could not otherwise bring legal action against Company.

28.      INDEMNITY
                  At Company's request, Supplier agrees to indemnify, defend and hold harmless Company, its affiliates, customers, employees, successors and assigns (all referred to as "Company") from and against any losses, damages, claims, fines, penalties and expenses (including reasonable attorney's fees) that arise out of or result from: (i) injuries or death to persons or damage to property, including theft, in any way arising out of or caused or alleged to have been caused by the Work or services performed by, or material provided by Supplier or persons furnished by Supplier; (ii) assertions under Workers' Compensation or similar acts made by persons furnished by Supplier; or (iii) any failure of Supplier to perform its obligations under this Agreement.

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                                                        Agreement No. WR71980036
                                                                  Sheet 10 of 31

29.      INFRINGEMENT
                 Supplier shall indemnify and save harmless Company, its affiliates and their customers, officers, directors, employees (all referred to in this section as "Company") from and against any losses, damages, liabilities, fines, penalties, and expenses (including reasonable attorneys' fees) that arise out of or result from any and all claims: (i) of infringement of any patent, copyright, trademark or trade secret right, or other intellectual property right, private right, or any other proprietary or personal interest, and (ii) related by circumstances to the existence of this Agreement or performance under or in contemplation of it (an Infringement Claim). If the Infringement Claim arises solely from Suppliers adherence to Company's written instructions regarding services or tangible or intangible goods provided by Supplier (items) and if the Items are not (i) commercial items available on the open market or the same as such items, or (ii) items of Supplier's designated origin, design or selection, Company shall indemnify Supplier. Company or Supplier shall defend or settle, at its own expense any demand, action or suit on any Infringement Claim for which it is indemnitor under the preceding provisions and each shall timely notify the other of any assertion against it or any Infringement Claim and shall cooperate in good faith with the other to facilitate the defense of any such Claim.

30.      INSIGNIA
                  Upon Company's written request, "Insignia", including certain trademarks, trade names, insignia, symbols, decorative designs or packaging designs of Company, or evidences of Company's inspection will be properly affixed by Supplier to the MATERIAL furnished or its packaging. Such Insignia will not be affixed, used or otherwise displayed on the MATERIAL furnished or in connection therewith without written approval by Company. The manner in which such Insignia will be affixed must be approved in writing by Company in accordance with standards established by Company. Company shall retain all right, title and interest in any and all packaging designs, finished artwork and separations furnished to Supplier. This section does not reduce or modify Suppliers obligations under the "IDENTIFICATION" and "USE OF INFORMATION" section.

31.      INSURANCE
                  Supplier shall maintain and cause Supplier's subcontractors to maintain during the term of this Agreement: (i) Workers' Compensation insurance as prescribed by the law of the state or nation in which the Work is performed; (ii) employer's liability insurance with limits of at least $500,000 for each occurrence; (iii) automobile liability insurance if the use of motor vehicles is required, with limits of at least $1,000,000 combined single limit for bodily injury and property damage for each occurrence; (iv) Commercial General Liability ("CGL") insurance, ISO 1988 or later occurrence form of insurance including Blanket Contractual Liability and Broad Form Property Damage, with limits of at least $1,000,000 combined single limit for bodily injury and property damage for each occurrence; and (v) if the furnishing to Company (by sale or otherwise) of products or material is involved, CGL

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                                                        Agreement No. WR71980036
                                                                  Sheet 11 of 31

         insurance endorsed to include products liability and completed operations coverage in the amount of $5,000,000 per occurrence. All CGL and automobile liability insurance shall designate Company, its affiliates, and its directors, officers and employees (all referred to as "Company") as additional insured. All such insurance must be primary and non-contributory and required to respond and pay prior to any other insurance or self-insurance available. Any other coverage available to Company shall apply on an excess basis. Supplier agrees that Supplier, Supplier's insurer(s) and anyone claiming by, through, under or in Supplier's behalf shall have no claim, right of action or right of subrogation against Company and its customers based on any loss or liability insured against under the foregoing insurance. Supplier and Supplier's subcontractors shall furnish prior to the start of Work, certificates or adequate proof of the foregoing insurance, including if specifically requested by Company, endorsements and insurance Policies. Company shall be notified in writing at least thirty (30) days prior to cancellation of or any change in the policy. Insurance companies providing coverage under this Agreement must be rated by A-M Best with at least an A rating.

32.      INVOICING FOR GOODS
                  Supplier shall: (i) render original invoice, or as otherwise specified in this Agreement, showing Agreement and order number, through routing and weight, (ii) render separate invoices for each shipment within twenty-four (24) hours after shipment, and (iii) mail invoices with copies of bills of lading and shipping notices to the address shown on this Agreement or order. If shipping notices to prepayment of transportation charges is authorized, Supplier shall include the transportation charges from the F.O.B. point to the destination as a separate item on the invoice stating the name of the carrier used.

33.      INVOICING FOR STOCKS
                  If Company requests for reasons other than covered by Section "FORCE MAJEURE", that shipment be postponed beyond the date shown on a purchase order, Supplier may invoice Company as of the original scheduled delivery date for MATERIAL manufactured under this Agreement, if it has been inspected and approved by Company's designated quality organization (provided inspection has been specified in this Agreement or in an order issued under this Agreement).

34.      JURISDICTION
                  Subject to the section "MEDIATION", Supplier agrees that any action or legal proceeding arising out of this Agreement shall be brought only in a court of competent jurisdiction in the United States of America and Supplier expressly submits to, and accepts the jurisdiction of, any such court in connection with such action or proceeding and Supplier further consents to the enforcement of any judgment against it arising therefrom in any jurisdiction in which it has or shall have any assets.

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                                                        Agreement No. WR71980036
                                                                  Sheet 12 of 31


35.      LICENSES
                  No Licenses, express or implied, under any patents are granted by Company to Supplier under this Agreement or order.

36.      MARKING
                  All MATERIA L furnished under this Agreement shall be marked for identification purposes in accordance with the specifications set forth in this Agreement and as follows:

                  (a)      with Supplier model/serial number; and

                  (b)      with month and year of manufacture.

                  (c)      with Company's Comcode

                  In addition, Supplier shall add any other identification which might be requested by Company such as but not limited to indicia conforming to the Company's Serialization Plan (KS-23490) as shown in Appendix C. Charges, if any, for such additional identification marking shall be as agreed upon by Supplier and Company. This section does not reduce or modify Supplier's obligations under the "IDENTIFICATION" section.

37.      MEDIATION
                  If a dispute relates to this Agreement, or its breach, and the parties have not been successful in resolving such dispute through negotiation, the parties shall attempt to resolve the dispute through mediation by submitting the dispute to a sole mediator selected by the parties or, at any time at the option of a party, to mediation by the American Arbitration Association ("AAA"). Each party shall bear its own expenses and an equal share of the expenses of the mediator and the fees of the AAA. All defenses based on passage of time shall be suspended pending the termination of the mediation. Nothing in this section shall be construed to preclude any party from seeking injunctive relief in order to protect its rights pending mediation.

38.      MONTHLY ORDER AND SHIPMENT REPORTS
                  Supplier shall render monthly order and shipment reports on or before the fifth working day of the succeeding month containing the information as agreed by Company and Supplier.

39.      NEW AND CHANGED METHODS, PROCESSES AND EQUIPMENT
                  Supplier shall keep abreast of major developments in Supplier's industry and to promptly advise Company of any developments which might affect the production of any MATERIAL under this Agreement.

                                                        Agreement No. WR71980036
                                                                  Sheet 13 of 31


40.      NON WAIVER
                  The failure of either party at any time to enforce any right or remedy available to it under this Agreement or otherwise with respect to any breach or failure by the other party shall not be construed to be a waiver of such right or remedy with respect to any other breach or failure by the other party.

41.      NOTICES
                  Any notice given or demand which under the terms of this Agreement or under any statute, must or may be given or made by Supplier or Company shall be in writing and shall be given or made by confirmed facsimile, or similar communication or by certified or registered mail addressed to the respective parties as follows

                  To Company:         Lucent Technologies Inc.
                                      Global Procurement Organization
                                      211 Mt. Airy Road
                                      Room 3W220
                                      Basking Ridge, NJ 07920
                                      Attn.:  Sourcing and Manufacturing Manager

                                      -OR-

         To Supplier:                 MicroFrame, Inc.
                                      21 Meridian Rd.
                                      Edison, NJ 08820

                                      Attn.: Henry Gold

                  Such notice or demand shall be deemed to have been given or made when sent by facsimile, or other communication or when deposited, postage prepaid in the U.S. mail. The above addresses may be changed at any time by giving prior written notice as above provided.

                  The above addresses may be changed at any time by giving prior written notice as above provided.

42.      OPERATING SYSTEM SOFTWARE
                  The term MATERIAL includes any software (operating program in machine readable form and related documentation) and storage media therefor normally furnished with or embedded in the MATERIAL. Title to the software, including copyright, shall remain in Supplier. The party having title to the MATERIAL shall have title to the software storage media. For the life of the MATERIAL listed in this Agreement, Supplier grants to Company

                                                        Agreement No. WR71980036
                                                                  Sheet 14 of 31


         and any subsequent purchaser, lessee or other end user (referred to collectively in this section as "end user") a non-exclusive license to use said software on the MATERIAL on which it was delivered. Company and any subsequent end user may copy the software for use on such MATERIAL with which it was originally delivered and for archival purposes, but shall not knowingly reproduce either the original software for distribution to others. Company and any subsequent end user may add to, delete from or modify the software in any manner, but no changes, however extensive, shall alter Supplier's title to such original software. Title to any such modification or addition to the software shall remain in the entity which creates the modification or addition.

43.      OZONE DEPLETING CHEMICALS
                  Supplier hereby warrants that it is aware of international agreements and pending legislation in several nations, including the United States, which would limit, ban and/or tax importation of any product containing, or produced using ozone depleting chemicals ("ODCs"), including chloroflurocarbons, halons and certain chlorinated solvents. Supplier hereby warrants that the MATERIAL furnished to Company will conform to all applicable requirements established pursuant to such agreements, legislation and regulations, and the MATERIAL furnished to Company will be able to be imported and used lawfully (and without additional taxes associated with ODCs not reported to Company by Supplier as set forth in this section) under all such agreements, legislation and requirements. Supplier also warrants that it is currently reducing, or if Supplier is not the manufacturer of the MATERIAL, is currently causing the manufacturing vendor to reduce and will, in an expeditious manner, eliminate, or, as applicable, have its manufacturing vendor eliminate the use of ODCs in the manufacture of the MATERIAL.

                  If the MATERIAL furnished by Supplier under this Agreement is manufactured outside the United States, Supplier shall, upon execution of this Agreement, and at any time that new products are added to this Agreement or changes are made to the MATERIAL furnished under this Agreement, complete, sign and return to Company the attached ODC Content Certification. The ODC Content Certification must be signed by Supplier's facility manager, corporate officer or his delegate.

                  The term "ODC content" on the ODC Content Certification means the total pounds of ODC used directly in the manufacture of each unit of MATERIAL. This includes all ODCs used in the manufacturing and assembly operations for the MATERIAL plus all ODCs used by Supplier's vendors and any other vendors in producing components or other products incorporated into the MATERIAL sold to Company.

                  Supplier is responsible to obtain information on the ODC content of all components and other products acquired to manufacture the MATERIAL and to incorporate such information into the total ODC content reported to Company. Provided however, that

                                                        Agreement No. WR71980036
                                                                  Sheet 15 of 31

         Supplier should not include in the ODC content those components or other products which are manufactured in the United States. Supplier hereby warrants to Company that all information furnished by Supplier on the ODC Content Certification is complete and accurate and that Company may rely on such information for any purpose, including but not limited to providing reports to government agencies or otherwise complying with applicable laws. Supplier shall defend, indemnify and hold Company harmless of and from any claims, demands, suits, judgments, liabilities, fines, penalties, costs and expenses (including additional ODC taxes as provided for in paragraph one of this section and reasonable attorney's fees) which Company may incur under any applicable federal, state, or local laws or international agreements, and any and all amendments thereto by reason of Company's use of reliance on the information furnished to Company by Supplier on the ODC Content Certification or by reason of Supplier's breach of this section. Supplier shall cooperate with Company in responding to any inquiry concerning the use of ODCs to manufacture the MATERIAL or components thereof and to execute without additional charge any documents reasonably required to certify the absence or quantity of ODCs used to manufacture the MATERIAL or components thereof.

44.      OZONE DEPLETING SUBSTANCES LABELING
                  Supplier  warrants and  certifies  that all MATERIAL and other products, including packaging and packaging components, provided to Company under this Agreement have been accurately labeled, in accordance with the requirements of 40 CFR, Part 82 entitled "Protection of Stratospheric Ozone, Subpart E- The Labeling of Products Using Ozone Depleting Substances."

45.      PACKING
                  MATERIAL purchased, repaired, replaced or refurbished under this Agreement shall be packed and labeled by Supplier at no additional charge in accordance with Packing Specifications PKG-91NJ1045, Issue 6, as changed from time to time with Supplier's written approval, which Specifications are attached. and made a part of this Agreement as Appendix D.

46.      PRODUCT CHANGES
                  Supplier shall notify Company in advance, in writing of any change proposed to be made in accordance with this Agreement, or in the Specification and documentation covered by this Agreement that would impact upon: (i) reliability, (ii) requirements of the Specification, or (iii) form, fit or function (as defined below).

                  In order for Company to review these proposed changes, at least thirty (30) business days advance notice will be required except for those cases where an extremely unsatisfactory condition requires immediate action. In that instance, verbal notification to Company shall be used, followed by Supplier's immediate written confirmation.

                                                        Agreement No. WR71980036
                                                                  Sheet 16 of 31


                  "Form" shall mean changes in appearance visible to the user (customer, repair personnel, developer) of the MATERIAL.

                  "Fit" shall mean changes in parts to components that are not physically interchangeable.

                  "Function"   shall  mean  changes   that  affect   operational
         characteristics of the MATERIAL or require the operator to change the method of operation.

                  Supplier shall submit a proposal to Company, specifically documenting all cost factors, implementation schedules, and repair changes. The change notice shall be sent to the following address:






                            Lucent Technologies Inc.
                            211 Mt. Airy Road
                            Room 3W220
                            Basking Ridge, NJ 07920

                            Attn: Sourcing & Manufacturing Manager

                  The format of Suppliers notification document shall be the responsibility of Supplier but said notification document shall contain at least the following information.

                  1.  Supplier's name.
                  2.  Agreement number.
                  3.  MATERIAL description.
                  4.  Change number.
                  5.  MATERIAL affected.
                  6.  Reason for change.
                  7. Description of change (including the impact upon: (i) reliability, (ii) requirements of the Specification and
                      (iii) form, fit or function..)
                  8.  Cost impact.
                  9.  Marking method of identifying changed units.
                  10. Documentation
                         a. Marked up documents shall be provided until the document or drawing is re-issued.
                         b. Listing of documents  and drawings to be changed.
                         c. Field repair or modification kit documentation (if applicable).
                  11. Unit in  process,  in stock  and  installed  affected  by change.
                  12. Date changes are proposed to be implemented.

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                                                        Agreement No. WR71980036
                                                                  Sheet 17 of 31


                  13. All necessary and relevant temporary changes affected by this notice.
                  14. All necessary and relevant attachments.
                  15. Additional comments.


                  If, as mutually agreed by Company and Supplier, sufficient changes have been made to warrant a MATERIAL re-qualification, such requalification will be performed at no cost to Company unless otherwise agreed.

                  MATERIAL shall be in accordance with the latest information stated or referenced in the Specification.

                  The quality of MATERIAL used and the method of manufacturing, handling and shipping, shall be such that the finished MATERIAL meets the properties and requirements shown in the Specification and in the other sections of this Agreement.

                  If Company, in its sole discretion, does not agree to the change(s) proposed by Supplier, then in addition to all other rights and remedies at law or equity or otherwise, and without any cost to or liability or obligation of Company, Company shall have the right to terminate this Agreement and to terminate any or all orders for MATERIAL affected by such change.

47.      PRODUCT CONFORMANCE REVIEWS
                  Supplier shall, utilizing documented procedures specified herein, make such tests and inspections as are necessary to insure that MATERIAL meets all technical requirements of the MATERIAL specification. Supplier shall provide, without charge, any production testing facilities and personnel required to inspect the MATERIAL under Quality Program Specification (QPS) Nos. 40.002 and 40.030, as changed from time to time with Supplier's written approval, which specification is attached and made a part of this Agreement as Appendix E. Company reserves the right to inspect MATERIAL prior to shipment from Supplier or Supplier's subcontractor(s). Such inspection shall be conducted by Company's Engineering and Environmental Technologies (EE&T) organization utilizing a 0.65% Acceptability Level (AQL) sampling plan as described in QPS 40.030. If MATERIAL fails inspection, Supplier agrees to pay for all re-inspection costs. Inspection requirements may be waived only by written notification from Company's Engineering and Environmental Technologies (EE&T) organization. In the event that any or all work under this Agreement is subcontracted to another Supplier, Company reserves the right to conduct the aforementioned inspections at the subcontractors facilities.

48.      PRODUCT DOCUMENTATION

                                                        Agreement No. WR71980036
                                                                  Sheet 18 of 31

                  Supplier shall furnish, at no charge, product documentation, and any succeeding changes thereto, as described in the Technical Specification. Company may use, reproduce, reformat, modify and distribute such product documentation.

                  Company shall reproduce  Suppliers  copyright notice contained in any documentation reproduced without change by Company. For documentation which is reformatted; or modified by Company, Company shall have the right to place only Company's own copyright notice on the reformatted or modified documentation. It is the intent of the parties that Company's copyright notice shall be interpreted to protect the underlying copyright rights of Supplier to the documentation to the extent such underlying rights are owned by Supplier.

49.      PURCHASE ORDERS
                  Purchase orders issued under this Agreement shall be sent to the following address:

                              MicroFrame, Inc.
                              21 Meridian Rd.
                              Edison, NJ 08820

                              Attn: Henry Gold

                  Purchase orders shall specify: (i) description of MATERIAL, inclusive of any numerical/alphabetical identification referenced in the price list in this Agreement, (ii) delivery date, (iii) applicable price, (iv) location to which the MATERIAL is to be shipped and (v) location to which invoices shall be sent for payment.

50.      REGISTRATION AND RADIATION STANDARDS
                  When  MATERIAL  furnished  under this  Agreement is subject to
         Part 68, Part 15 or any other part of the Federal Communication Commission's Rules and Regulations, as may be amended from time to time (hereinafter "FCC Rules"), Supplier warrants that such MATERIAL complies with the registration, certification, type-acceptance and/or verification standards of the FCC Rules including, but not limited to, all labeling, customer instruction requirements, and the suppression of radiation to specified levels. Supplier shall also establish periodic on-going compliance retesting and follow a Quality Control program, submitted by Company, to assure that MATERIAL shipped complies with the applicable FCC Rules. Supplier shall indemnify and save Company harmless from any liability, fines, penalties, claims or demands
         (including the costs, expenses and reasonable attorney's fees on account thereof) that may be made because of Supplier's noncompliance with the applicable FCC Rules. Supplier shall defend Company, at Company's request, against such liability, claim or demand.

                  In addition, should MATERIAL which is subject to Part 15 of the FCC Rules, during use generate harmful interference to radio communications, Supplier shall provide the

                                                        Agreement No. WR71980036
                                                                  Sheet 19 of 31


         Company information relating to methods of suppressing such interference and pay the cost of suppressing such interference or, at the option of Company, accept the return of the MATERIAL and refund to Company the price paid for the MATERIAL less a reasonable amount for depreciation, if applicable.

                  To the extent that MATERIAL furnished under this Agreement is also subject to FCC Rules governing the use of the MATERIAL as a component in a system, Company shall be responsible for compliance with the applicable FC Rules governing the system. Supplier shall fully cooperate with Company, by providing technical support and information, and, upon written request from Company, shall modify MATERIAL to enable Company to ensure ongoing compliance with the FCC Rules. Company shall pay any increase in Suppliers costs and/or expenses resulting from Company's request to modify MATERIAL to enable Company to comply with the FCC Rules.

                  Nothing in this section shall be deemed to diminish or otherwise limit Supplier's obligations under the "WARRANTY" section or any other section of this Agreement.

51.      REJECTIONS
                  If Company rejects any or all of the MATERIAL, company may, in addition to all its other rights and remedies at law or equity, exercise one or more of the following remedies: (i) return rejected MATERIAL for full credit at the price charged plus transportation charges from Supplier's plant, and return; or (ii) accept a conforming part of any shipment; or (iii) have rejected MATERIAL replaced by Supplier at the purchase price stipulated in this Agreement.

52.      RELEASES VOID
                  Neither party shall require (i) waivers or releases of any personal rights or (ii) execution of documents which conflict with the terms of this Agreement, from employees, representatives or customers of the other in connection with visits to its premises and both parties agree that no such releases, waivers or documents shall be pleaded by them or third persons in any action or proceeding.

53.      REPAIRS NOT COVERED UNDER WARRANTY
                  In addition to repairs provided for in the "WARRANTY" section Supplier shall provide repair service on all MATERIAL ordered under this Agreement during the term of this Agreement and until five (5) years after the expiration of this Agreement. MATERIAL to be repaired under this section will be returned to a location designated by Supplier, and unless otherwise agreed upon by Supplier and Company, Supplier shall ship the repaired MATERIAL which meets the Specifications set forth in the "SPECIFICATIONS OR DRAWINGS" section and all other Specifications within ten (10) business days of receipt of

                                                        Agreement No. WR71980036
                                                                  Sheet 20 of 31

         the defective or non-conforming MATERIAL. With the concurrence and scheduling of Company, repair may be made by Supplier on site.

                  If MATERIAL is returned to Supplier for repair as provided for in this section and is determined to be beyond repair, Supplier shall so notify Company. If requested by Company, Supplier will sell to Company a replacement at the price set forth in Supplier's then current agreement with Company for said MATERIAL or, if no such agreement exists, at a price agreed upon by Supplier and Company. If the parties fail to agree on a price, the price shall be a reasonably competitive price for such MATERIAL at the time for delivery. Further, if requested by Company, Supplier shall take the necessary steps to dispose of the unrepairable MATERIAL and pay to Company the salvage value, if any. Replacement and repaired MATERIAL shall be warranted as set forth in the "WARRANTY" section.

                  This Agreement does not grant Supplier an exclusive privilege to repair any or all of the MATERIAL purchased under this Agreement for which Company may require repair; and Company may perform the repairs or contract with others for these services. In addition, Supplier authorizes Company and any qualified repairer with whom Company may contract to perform repairs on all MATERIAL purchased under this Agreement.

                  All transportation costs of and in transit risk of loss and damage to MATERIAL returned to Supplier for repair under this section will be borne by Company and all transportation costs of and in transit risk of loss and damage to such repaired or replacement MATERIAL returned to Company will be borne by Company.

                  Price schedules for repairs under this section are listed in Appendix A.

54.      REPAIR PROCEDURES
                  Company shall furnish the following information with MATERIAL returned to Supplier for repair: (a) Company's name and complete address; (b) name(s) and telephone numbers(s) of Company's employee(s) to contact in case of questions about the MATERIAL to be repaired; (c) ship-to address for return of repaired MATERIAL if different than (a);
         (d) a complete list of MATERIAL returned; (e) the nature of the defect or failure if known; and (f) whether or not returned MATERIAL is in warranty. Supplier shall, within ten (10) days of the execution of this Agreement, provide a written notice to Company specifying (i) the name(s) and telephone number(s) of the individual(s) to be contacted concerning any questions that may arise concerning repair, and (ii) if required, any special packing of MATERIAL which might be necessary to provide adequate in-transit protection from transportation damage.

                  MATERIAL repaired by Supplier shall have the repair completion date stenciled or otherwise identified in a permanent manner at a readily visible location on the MATERIAL

                                                        Agreement No. WR71980036
                                                                  Sheet 21 of 31

         and the repaired MATERIAL shall be returned with a tag or other papers describing the repairs which have been made.

                  All invoices originated by Supplier for repair services must be clearly identified as such, and must contain: (i) a reference to Company's purchase order for these repair services, (ii) a detailed description of repairs made by Supplier and the need therefor, and
         (iii) an itemized listing of parts and labor charges, if any. Replaced parts will, upon request, be available for inspection by or returned to Company. Further, the provisions of the "INVOICING" and "SHIPPING" sections, other than provisions relating to transportation charges with respect to MATERIAL repaired under warranty, shall apply to Suppliers return to Company of repaired MATERIAL.

55.      RIGHT OF ENTRY
                  Each party shall have the right to enter the premises of the other party during standard business hours with respect to the performance of this Agreement, including an inspection or a Quality
         Review, subject to all plant rules and regulations, clearances, security regulations and procedures as applicable. Each party shall provide safe and proper facilities for such purpose. No charge shall be made for such visits. It is agreed that prior notification will be given when access is required.

56.      SAFETY CERTIFICATION
                  All MATERIAL purchased under this Agreement shall be designed to be in compliance with the applicable Underwriters Laboratories (UL) and Canadian Standards Association (CSA) rules and regulations. It is agreed that Supplier shall be responsible for filing the required documents to obtain compliance with said Underwriters Laboratories Standards and Canadian Standards. Supplier shall be responsible for making the MATERIAL available for testing.

57.      SECTION HEADINGS
                  The headings of the sections in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

58.      SERVICES
                  Visits by Supplier's representatives or its suppliers' representatives for inspection, adjustment or other similar purposes in connection with MATERIAL purchased under this Agreement shall for all purposes be deemed "Work under this Agreement" and shall be at no charge to Company unless otherwise agreed in writing between the parties.

59.      SEVERABILITY
                  If any of the provisions of this Agreement shall be invalid or unenforceable, such invalidity or unenforcability shall not invalidate or render unenforceable the entire Agreement,

                                                        Agreement No. WR71980036
                                                                  Sheet 22 of 31

         but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of Supplier and Company shall be construed and enforced accordingly.

60.      SHIPPING
                  Supplier shall: (i) ship the MATERIAL covered by this Agreement or order complete unless instructed otherwise, (ii) ship to the destination designated in the Agreement or order, (iii) ship according to routing instructions given by Company, (iv) place the Agreement and order number on all subordinate documents, (v) enclose a packing memorandum with each shipment and, when more than one package is shipped, identify the package containing the memorandum; and (vi) mark the order number on all packages and shipping papers. Adequate protective packing shall be furnished at no additional charge. Shipping and routing instructions may be furnished or altered by Company without a writing. If Supplier does not comply with the terms of the FOB section of the Agreement or order or with Company's shipping or routing instructions, Supplier authorizes Company to deduct from any invoice of Supplier (or to charge back to Supplier), any increased cost incurred by Company as a result of Supplier's noncompliance.

61.      SHIPPING INTERVAL

                  The delivery schedule applicable to each purchase order will be agreed upon by Supplier and Company and set forth in the purchase order. (Note: Supplier has indicated that MATERIAL can usually be shipped an average of fifteen (15) business days after receipt of Company's purchase order; however, in no event shall the delivery interval exceed forty-five (45) business days after receipt of purchase order.)

                  If Supplier exceeds the above maximum interval then in addition to all other rights and remedies at law or equity or otherwise, and without any liability or obligation of Company, Company shall have the right to: (a) cancel such purchase order, or (b) extend such delivery date to a later date, subject, however, to the right to cancel as in (a) preceding if delivery is not made or performance is not completed on or before such extended delivery date. If Company elects to extend such delivery date, Supplier shall absorb the difference between the charges to ship normal transportation and the charges to ship premium overnight.

                  If a purchase order is canceled by Company pursuant to the above, Company shall have the right to retain or return any or all MATERIAL received by or paid for by Company under such purchase order. Within fifteen (15) business days of Supplier's receipt of returned MATERIAL, Supplier shall reimburse Company for the costs of shipping the MATERIAL returned to Supplier and for any amounts, including shipping costs, previously paid by Company for the MATERIAL. Company shall pay for any MATERIAL if retains at the prices set forth in Appendix A, less applicable discounts which shall be applied on the basis of the quantity specified in the purchase order.

                                                        Agreement No. WR71980036
                                                                  Sheet 23 of 31

                  If, during the course of this Agreement, Supplier determines that Supplier will no longer be able to ship within the above interval, Supplier shall immediately notify Company's buyer to that effect.
         Supplier shall also notify Company's buyer, as soon as it becomes apparent, if Supplier is unable to meet the delivery date for an order. However, nothing contained in this paragraph shall waive Company's rights as set forth above in this section.

62.      STORAGE OF PAID FOR STOCK
                  Subject to the section "OPERATING SYSTEM SOFTWARE", Company has and shall have at all times all right, title and interest in all MATERIAL invoiced to Company in accordance with the section "INVOICING FOR STOCKS". Such MATERIAL shall be referred to in this section as "Company Property." Supplier shall store such Company Property without cost to Company at Supplier's] 21 Meridian Road, Edison, NJ 08820, facility and ship such Company Property as ordered by Company. In addition, Supplier shall:

                  (i) Be responsible for the safekeeping of the Company Property, assume all risks of loss or damage to the same and be liable for the full actual value of such Company Property. In case of removal of all or any part of the Company Property from one building to another, Supplier's responsibility for loss or damage shall continue and Supplier shall give Company at least ten (10) days advance notice in writing of the removal, except when the removal is required to comply with Company's shipping orders or to protect the Company Property from loss or damage.

                  (ii) Permanently mark or if impracticable to do so then affix labeling stating that the Company Property is the "PROPERTY OF LUCENT TECHNOLOGIES INC." For purposes of this section, the term "LUCENT
         TECHNOLOGIES INC." shall be deemed to mean Company or the Company affiliated or associated company which owns the tooling, as applicable.

                  (iii) Store the Company Property safely, indoors in protected areas approved by Company. Store the Company Property segregated from other property in sections of Supplier's plant marked Property of Company.

                  (iv) Deliver the Company Property only to Company or Company's designated customers in accordance with Company's orders or upon Company's demand, FOB Supplier's plant without additional charge for removal, packing, or crating.

                  (v) Supplier shall not allow any security interest, lien, tax lien or other encumbrance (collectively referred to as "encumbrance") to be placed on any Company Property. Supplier shall give Company immediate written notice should any third party attempt to place or place an encumbrance on such Company Property. Supplier shall indemnify and hold Company harmless from any such encumbrance. Supplier shall, at

                                                        Agreement No. WR71980036
                                                                  Sheet 24 of 31

         Company's request, promptly execute a "protective notice" UCC-1 form and all other documents reasonably necessary to enable Company to protect its interest in such Company Property. This Agreement shall constitute the security agreement required by the UCC of the appropriate state.

                  (vi) Company may inspect, inventory, and authenticate the account of the Company Property during Suppliers normal business hours. Supplier shall provide Company access to the premises where all such Company Property is located.

                  The obligations assumed by Supplier with respect to the Company Property are for the protection of Company's property. If Supplier defaults in carrying out Supplier's obligations under this Agreement, then, at no cost to Company and upon twenty-four (24) hours notice to Supplier, Company may cancel this Agreement in whole or in part or withdraw all or any part of the Company Property, or both. Supplier shall, at Company's option, return to Company or hold for Company's disposition any or all of such Company Property in Suppliers possession.

63.      SUPPLIERS INFORMATION
                  Supplier shall not provide under, or have provided in contemplation of, this Agreement any idea, data, program, technical, business or other intangible information, however conveyed, or any document, print, tape, disc, semiconductor memory or other information-conveying tangible article, unless Supplier has the right to do so, and Supplier shall not view any of the foregoing as confidential or proprietary. If Supplier must furnish any such information to Company with restrictions, it shall only be furnished after negotiation and execution on behalf of Company of a separate written agreement specifically identifying the documents to be furnished and setting forth Company's rights and obligations with respect hereto.

64.      SURVIVAL OF OBLIGATIONS
                  The obligations of the parties under this Agreement which by their nature would continue beyond the termination, cancellation or expiration of this Agreement shall survive termination, cancellation or expiration of this Agreement.

65.      TAXES
                  Company shall reimburse Supplier only for the following tax payments with respect to transactions under this Agreement unless Company advises Supplier than an exemption applies: state and local sales and use taxes, as applicable. Taxes payable by Company shall be billed as separate items on Supplier's invoices and shall not be included in Supplier's prices. Company shall have the right to have Supplier contest any such taxes that Company deems improperly levied at Company's expense and subject to Company's direction and control.

                                                        Agreement No. WR71980036
                                                                  Sheet 26 of 31

66.      TECHNICAL SUPPORT
                  Company shall be entitled to ongoing technical support and assistance, provided, however, that the availability or performance of this technical support service shall not be construed as altering or affecting Suppliers obligations as set forth in the "WARRANTY" section or elsewhere provided for in this Agreement.

                  Ongoing Tier IV technical support via telephone will be at no charge. Beyond the WARRANTY period, charges, if any for Tier 1 and 2 technical support, will be as shown in Appendix A.

67.      TERMINATION OF PURCHASE ORDER
                  Company may at any time terminate any portion or the total quantity of any purchase order(s) placed under this Agreement. Company's liability to Supplier with respect to such termination shall be limited to (i) Supplier's purchase price of all components for the MATERIAL (not usable in Supplier's other operations or, saleable to Supplier's other customers), plus (ii) the actual costs incurred by Supplier in procuring and manufacturing MATERIAL (not usable in Supplier's other operations or saleable to Supplier's other customers) in process as of the date of giving notice of termination, less (iii) any salvage value thereof. However, no such termination charges will be invoiced if, within sixty (60) days of notice of termination, MATERIAL equivalent in kind to that being terminated is ordered by Company. If requested, Supplier shall substantiate such cost and price with proof satisfactory to Company.

68.      TIMELY PERFORMANCE
                  If Supplier has knowledge that anything prevents or threatens to prevent the timely performance of the Work under this Agreement, Supplier shall immediately notify Company's Representative thereof and include all relevant information concerning the delay or potential delay.

69.      TITLE AND RISK OF LOSS
                  Title (other than software) and risk of loss and damage to MATERIAL including software purchased by Company under this Agreement or an order issued pursuant to this Agreement shall vest in Company when the MATERIAL has been delivered at the FOB point. If this
         Agreement  or an order  issued  pursuant  to this  Agreement  calls for additional services including, but not limited to, unloading, installation, or testing to be performed after delivery, Supplier shall retain title and risk loss and damage to the MATERIAL until the additional services have been performed. If Supplier is authorized to invoice Company for MATERIAL prior to shipment or prior to the performance of additional services, title to MATERIAL (other than software) shall vest in Company upon payment of the invoice, but risk of loss and damage shall pass to Company when the additional services have been performed.

                                                        Agreement No. WR71980036
                                                                  Sheet 27 of 31


70.      TOXIC SUBSTANCES AND PRODUCT HAZARDS
                  Supplier hereby warrants to Company that, except as expressly stated elsewhere in this Agreement, all MATERIAL furnished by Supplier as described in this Agreement is safe for its foreseeable use, is not defined as a hazardous or toxic substance or material under applicable federal, state or local law, ordinance, rule, regulation or order (hereinafter collectively referred to as "law" or "laws"), and presents no abnormal hazards to persons or the environment. Supplier also warrants that it has no knowledge of any federal, state or local law, that prohibits the disposal of the MATERIAL as normal refuse without special precautions except as expressly stated elsewhere in this Agreement. Supplier also warrants that where required by law, all MATERIAL furnished by Supplier is either on the EPA Chemical Inventory compiled under Section 8 (a) of the Toxic Substance Control Act, or is the subject of an EPA-approved pre manufacture notice under 40 CFR Part
         720. Supplier further warrants that all MATERIAL furnished by Supplier complies with all use restrictions, labeling requirements and all other health and safety requirements imposed under federal, state, or local laws. Supplier further warrants that, where required by law, it shall provide to Company, prior to delivery of the MATERIAL, a Material Safety Data Sheet which complies with the requirements of the
         Occupational Safety and Health Act of 1970 and all rules and regulations promulgated thereunder.

                  Supplier shall defend, indemnify and hold Company harmless for any expenses (including but not limited to, the cost of substitute material, less accumulated depreciation) that Company may incur by reason of the recall or prohibition against continued use or disposal of MATERIAL furnished by Supplier as described in its Agreement whether such recall or prohibition is directed by Supplier or occurs under compulsion of law. Company shall cooperate with Supplier to facilitate and minimize the expense of any recall or prohibition against use or disposal of MATERIAL directed by Supplier or under compulsion of law.

                  Supplier further shall defend, indemnify and hold Company harmless any claims, demands, suits, judgments, liabilities, costs and expenses (including reasonable attorney's fees) which Company may incur under any applicable federal, state or local laws, and any and all amendments thereto, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Consumer Product Safety Act of 1972; the Toxic Substance Control Act; Fungicide, Rodenticide Act; the Occupational Safety and Health Act; and the Atomic Energy Act; and any and all amendments to all applicable federal, state, or local laws, by reason of Company's acquisition, use, distribution or disposal of MATERIAL furnished by Supplier under this Agreement.

71.      TRAINING
                  If requested by Company, Supplier will, without charge to Company, provide five (5) separate training sessions at a location agreed to by Company and Supplier. Supplier shall:

                                                        Agreement No. WR71980036
                                                                  Sheet 27 of 31

                  (a) provide instructors and the necessary instructional material of Supplier's standard format to train Company's personnel in the installation, planning and practices, operation, maintenance and repair of MATERIAL furnished under this Agreement. These training sessions shall be conducted at reasonable intervals at locations agreed upon by Supplier and Company.

         Or, at the option of Company,

                  (b) provide to Company training modules or manuals and any necessary assistance, covering those areas of interest outlined in (a) of this section, sufficient in detail, format and quantity to allow Company to develop and conduct a training program.

72.      USE OF INFORMATION
                  Supplier shall view as Company's property any idea, data, program, technical, business or other intangible information, however conveyed, and any document, print tape, disc, tool, or other tangible information-conveying or performance-aiding article owned or controlled by Company, and provided to, or acquired by, Supplier under or in contemplation of this Agreement (information). Supplier shall, at no charge to Company, and as Company directs, destroy or surrender to Company promptly at its request any such article or any copy, of such Information. Supplier shall keep Information confidential and use it only in performing under this Agreement and obligate its employees, subcontractors and others working for it to do so, provided that the foregoing shall not apply to information previously known to Supplier free of obligation, or made public through no fault imputable to Supplier.

73.      VARIATION IN QUANTITY
                  Company assumes no liability for MATERIAL produced, processed or in excess of the amount specified in this Agreement or in an order issue pursuant to this Agreement.

74.      WARRANTY
                  Supplier warrants to Company and Customer, as defined in this section, that MATERIAL furnished will be new, merchantable, free from defects in design, material and workmanship and will conform to and perform in accordance with the Specifications, drawings and samples set forth in this Agreement. These warranties extend to the future performance of the MATERIAL and shall continue for a period of eighteen
         (18) months from the date of delivery to Company.

                  Supplier also warrants to Company and Customers that services will be performed in a first class, workmanlike manner. In addition, if MATERIAL furnished contains one or more manufacturers warranties, Supplier hereby assigns such warranties to Company and Customers. Supplier warrants that at the time of delivery to Company such MATERIAL shall

                                                        Agreement No. WR71980036
                                                                  Sheet 28 of 31


         be free of any security interest or any other lien or any other encumbrance whatsoever. All warranties shall survive inspection, acceptance and payment.

                  Defective or non-conforming MATERIAL will, at Company's option, either be returned to Supplier for repair or replacement, at no cost to Company, with risk of in-transit loss and damage borne by Supplier and freight paid by Supplier, or be repaired or replaced by Supplier on Customers site or another site designated by Company at no cost to Company. Unless otherwise agreed upon by Supplier and Company, Supplier shall complete repairs and ship the repaired MATERIAL within ten (10) business days of receipt of defective or non-conforming MATERIAL, or at Company's option, ship replacement MATERIAL within ten
         (10) business days after verbal notification is given Supplier by Company. Supplier shall bear the risk of in-transit loss and damage and shall prepay and bear that cost of freight for shipments to Company of repaired or replaced MATERIAL. If requested by Company, Supplier shall begin on-site repairs within ten (10) business days after verbal notification is given Supplier by Company.

                  If MATERIAL returned to Supplier or made available to Supplier on site for repair as provided for in this section is determined to be beyond repair, Supplier shall promptly so notify Company and, unless otherwise agreed to in writing by Supplier and Company, Supplier shall ship replacement MATERIAL without charge within ten (10) business days of such notification.

                  Replacement, MATERIAL shall be warranted as set forth above in this "WARRANTY" section. Any MATERIAL which is repaired, modified, or otherwise serviced by Supplier shall be warranted as provided in this "WARRANTY" section for the remainder of the warranty period (based upon the date repair, modification or other service is completed and accepted by Company) or ninety (90) business days after the MATERIAL is returned to a Customer, whichever is later.

                  Supplier also warrants that software will record, store, process and present calendar dates falling on or after January 1, 2000, in the same manner and with the same functionality as it performed before January 1, 2000. This maintenance will be considered part of and covered under the maintenance provisions of the Agreement at no additional charge to Company.

75.      ENTIRE AGREEMENT
                  This Agreement shall incorporate the typed or written provisions on Company's orders issued pursuant to this Agreement and shall constitute the entire agreement between the parties with respect to the subject matter of this Agreement and the order(s) and shall not be modified or rescinded, except by a writing signed by Supplier and company. Printed provisions on the reverse side of Company's orders (except as specified otherwise in this

                                                        Agreement No. WR71980036
                                                                  Sheet 29 of 31

         Agreement) and all provisions on Supplier's forms shall be deemed deleted. Estimates or forecasts furnished by Company shall not constitute commitments. The provisions of this Agreement supersede all contemporaneous oral agreements and all prior oral and written communications, and understandings of the parties with respect to the subject matter of this Agreement.

         Accepted (Date) October 28, 1998




MicroFrame, Inc.                                 Lucent Technologies Inc.
By: /s/ John F. McTigue                          By: /s/ M.B. Fahmey
Name (Print) John F. McTigue                     Name (Print) M.B. Fahmey
Title    Executive V.P. Finance Chief            Title Global Purchasing Manager
         Financial Officer

Appendices- The following Appendices are hereby made part of the Agreement:

Appendix A, Price Schedule
Appendix B, Specifications or Drawings
Appendix C, Marking
Appendix D, Packing
Appendix E, Quality Program Specifications

                                                        Agreement No. WR71980036
                                                                      Appendix A
                                                                    Sheet 1 of 1




                                 Price Schedule

1.       Material

         Description                        Model No.         Comcode               Price
ASG Guard - U.S. (4 port)                   SEN-2000SD *      407995794        $  1,524.00 ea.
ASG Guard - Intl. (4 port)                  SEN-2000SG *+     407995810        $  1,560.00 ea.
ASG Guard Plus - U.S. (1 6 port)            SEN-2000HD *      407995828        $  2,673.60 ea.
ASG Guard Plus - Intl. (16 port)            SEN-2000HG *+     407995836        $  2,709.60 ea.
ASG Guard - US (80 Contact Closure)         SEN-20001D *      N/A              $  2,481.60 ea.
ASG Guard - Intl. (80 Contact Closure)      SEN-2000IG *+     N/A              $  2,517.60 ea.
* Includes 2 modems, 32 MB Ram
+ EUROPEAN - 220-230VAC,5OHz IN,            16VAC OUT


Part #           Description                                             Price

ASG-Key          Token                              407994060      $   48.75 ea.
ASG-RMK19        Rack Mount                         407997451      $   25.00 ea.
ASG-WMK          Wall Mount                         407997469      $   12.50 ea.
ASG-PS16-D       Power Supply (U.S.)                408007409      $   25.00 ea.
ASG-PS16-230     Power Supply (Europe)              408007417      $   25.00 ea.
ASG-PS16-U       Switching Power Supply             408007425      $   90.00 ea.
ASG-K002         Cable Kit (5-DB9 to DB25 cables)   407997790      $   20.00 ea.
SEN-HPX          12 port upgrade/ASG Guard Plus     407997782      $1,018.00 ea.
PMDM-336D        Modem (U.S.)                       408007433      $  150.00 ea.
SEN-PS16-U       Universal Power Supply 95-250      N/A            $   90.00 ea.
                 VAC, 47-63Hz In, 18VDC Out
PMDM-336G        Modem (International)              408008043      $  175.00 ea.
ASG-BAT          Battery                            408007441      $   30.00 ea.


2.       Out of Warranty Repair

         ASG Guard                                               $    500.00 ea.
         Hourly Tech Support Rate (Tier 1 & 2)                  $    100.00

                                                        Agreement No. WR71980036
                                                                      Appendix B


                              TECHNICAL MEMORANDUM
                                    ASG-GUARD
                               September 11, 1998

1.       INTRODUCTION

This document provides the vendor, product functional and feature, requirements for a Sentinel 2000 which will be labeled the ASG GUARD product that provides secure access to dial-up communications ports. The initial application of this product is to provide secure access to RS-232 console and Administration Ports on LUCENT PBXS, adjunct processors (i.e.: CMS, Conversant, and the Voice Messaging Systems) that can only be accessed by authorized personnel.

2.       PRODUCT DESCRIPTION

The ASG GUARD is a single or double channel protection system that prevents unauthorized access to four to twenty-eight communications ports. The ASG GUARD is a device for "GUARDing" the console port so it cannot be accessed without being provided an appropriate response via an authentication device such as ASG KEY or ASG Manager. The ASG GUARD provides a secure access system by making use of an encryption/decryption algorithm controlled by a programmable secret key password.

The ASG GUARD will initially be used as a console port security enhancement for DEFINITY and the Operations Support System (OSS) products that support it. The ASG Guard, manufactured by MicroFrame Inc., will allow customers to control access on incoming modem calls to the PBX system Maintenance and Administration ports as well as the administrative and maintenance ports of adjunct devices.

The ASG GUARD shall provide a system activity log of access, attempts, both allowed and denied that includes date and time of access, Login identification and status information.

System administration and/or system activity recording of the ASG Guard system shall be provided through attached equipment connected to an RS-232 auxiliary port or via remote connection over phone lines or network access. Administration equipment connected to the RS-232 port shall be customer provided, e.g., asynchronous terminal or personal computer.

The customized software within the ASG GUARD product shall meet the feature and user interface requirements outlined by this document. The customized software for LUCENT will be based upon and added to the same standard software feature capabilities as offered by MicroFrame, Inc in their Sentinel 2000 product. MicroFrame gives LUCENT certain rights with

                                                        Agreement No. WR71980036
                                                                      Appendix B

respect to Alarm Delivery (section 3.5), any LUCENT specific functionality associated with User Secret Key Encryption (Section 3.6), and LUCENT Permanent Users (Section 3.2. 1, Section 3.2.2, Section 3.2.3, and Section 3.2.4), including all intellectual property to be used in ASG Guard. The LUCENT customized features and capabilities cannot be offered to any other parties without LUCENT's written consent. The ASG Guard shall meet YEAR 2000 compliance.

3.       FUNCTIONAL REQUIREMENTS

3.1      Controlled Access

The ASG GUARD shall allow access to its host ports port only after receiving a valid authentication response to the authentication challenge given by the ASG Guard and independent of equipment connected to the ASG GUARD. The ASG GUARD challenge and response handshake (verification process) shall make use of a data encryption/decryption algorithm as specified by ANSI X3.92 - 1961, Data Encryption Algorithm.

In response to an incoming call, the ASG GUARD shall prompt the calling user for an authorized LOGIN identifier. The ASG GUARD will verify permission to the reception of an authorized LOGIN identifier by issuing a challenge. The challenge is on encrypted pseudo-random code, based on an algorithm using a secret programmable secret key password associated with the received LOGIN identifier, that is transmitted to the session originator. An authorized session originator shall be able to send a valid response after processing the challenge through a similar decryption/encryption procedure using the same secret key password that the ASG GUARD used for encryption. The ASG GUARD after receiving a valid response (calculated by the ASG KEY or other ASG compliant device) shall provide access in the ASG Guard or connected external product as directed by the originators LOGIN profile.

3.2       Administration of LOGIN Users

The ASG GUARD shall provide the capability for a total of 75 authorized LOGIN users (i.e. identifiers and associated secret key passwords). All LOGIN's are to be identified as either LUCENT or customer level LOGIN'S. The LUCENT level can only be administered by LUCENT Technologies. The customer will only be able to create additional customer level LOGIN's (via the Customer Master access class). The customer level LOGINs can be administered by either LUCENT or the customer. The customer shall be able to permit/restrict Lucent logins from administering customer Logins (Permit is the default). The ASG GUARD shall be administrable to block or restrict (number of Sessions allowed/Expiration Date)access from valid LOGIN users, both LUCENT and customer users. Customers shall not be able to delete LUCENT LOGIN's from the ASG GUARD. Only LUCENT will be allowed to add or delete LUCENT LOGIN users. An initial default LOGIN user will be created and designated for LUCENT Services.


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                                                        Agreement No. WR71980036
                                                                      Appendix B

A single LOGIN can be administered to access multiple ASG GUARDS. Initially, ASG GUARDS will be shipped with the same LUCENT permanent LOGIN user that will allow LUCENT Services to gain access to all ASG GUARDS.

3.2.1    LUCENT Permanent Login User:

ASG GUARD administration of the permanent LOGIN user and the secret key password shall require a special procedure referred to as Unit Initialization. ASG GUARDs shall be initialized at the factory and shipped with the permanent login user loaded into the firmware. Once delivered, adding or deleting LUCENT LOGIN identifiers shall require LUCENT Master Users rights or for the unit to be initialized, wiping the unit clean of all ASG application code.

3.2.2    Default Lucent User Administration:

The ASG GUARD shall provide means of administering  authorized users through the
use  of  a  special   default  LUCENT  Master  user  or  via  loading  a  LUCENT
CONFIGURATION FILE.

The LUCENT CONFIGURATION FILE will contain the LUCENT MASTER USER with the following information:

                  o One LOGIN identifier with access parameters (Rights Level, Access Rights etc.)
                  o        One secret key password the LUCENT LOGIN identifier

3.2.3    Customer Level Users:

Customers administration shall allow for provisioning up to a maximum of 55 customer level LOGINs including the deleting or changing of the non-LUCENT LOGIN identifiers and associated secret key password(s). The secret key password can be specified by the customer administrator or randomly assigned by the ASG GUARD.

Four access levels for the customer user logins shall be provided. They are Customer Master, Customer Sysop 1, Customer Sysop 2, and Host. The functionality provided for the Sysop l, Sysop 2, and host classes is the same as the standard functionality currently provided the Sysop 1, Sysop 2, and host classes by the MicroFrame Sentinel product. The Customer Master access class shall be able to use the dump and config capabilities for the Customer User Table and other parts of the ASG Guard configuration. Customer users shall not be able to use the dump or config capabilities for the Lucent User Table.

The ASG GUARD shall allow the customer to block or restrict (but not delete, add, or change) individual LUCENT LOGIN users from accessing it (via the Customer Master access class).


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                                                        Agreement No. WR71980036
                                                                      Appendix B

The customer shall be able to display the customer LOGIN identifiers and their associated secret key passwords only during the administrative session when they are added to the ASG GUARD. The customer, via the Customer Master access class only, shall be able to display or block the LUCENT LOGIN identifiers, but shall not be able to display secret key passwords of the LUCENT LOGIN users.

As stated in Section 5.2, the ASG Guard shall not allow for customer access to the internal programming mode (CCL).

3.2.4    Lucent Level Users:

Lucent administration shall allow for provisioning up to a maximum of 20 Lucent LOGINS. Lucent logins can be added, changed, or deleted via the Lucent Master access level only.

Four access levels for the Lucent user logins shall be provided. They are Lucent Master, Lucent Sysop 1, Lucent Sysop 2, and Host. The functionality provided for the Sysop l, Sysop 2, and host classes is the same as the standard functionality currently provided the Sysop 1, Sysop 2, and host classes by the MicroFrame Sentinel product. The Lucent Master access class shall be able to use the dump and config capabilities for the Lucent User Table and other parts of the ASG Guard configuration. It is not required that the Lucent Master access class be able to dump or config the Customer User Table, nor is it prohibited that this functionality be provided.

3.3      Invalid Attempts

An invalid attempt is defined to be either an invalid LOGIN identifier, an invalid response to a challenge or the absence of a response to the Login or Challenge request. The ASG GUARD shall drop the incoming line as the result of three consecutive invalid attempts and the call attempt noted in the Failure History Log, along with a status code to explain the access failure. The ASG GUARD shall send the access failure status code to the connecting computer explaining why the connection is being dropped.

3.4      Blocked/Restricted Attempts

A blocked attempt is defined to be valid LOGIN user (identifier) that has been deliberately blocked from accessing the ASG GUARD through administration. A restricted attempt is defined to be a valid LOGIN user (identifier) that has tried to access the ASG GUARD during a time of day or day of week that has been deliberately restricted blocked for that LOGIN user. The ASG GUARD shall send the access failure status code to the connecting computer explaining why the connection is being dropped.

3.5      ASG GUARD Transparency


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                                                        Agreement No. WR71980036
                                                                      Appendix B

The GUARD shall be transparent when idle, i.e., the interface presented to the user equipment shall appear as an idle Network interface. This will allow normal maintenance testing on the port by the PBX or adjunct without impairment to the ASG GUARD.

The ASG GUARD under any circumstance shall not impact outgoing call origination from the ASG GUARD's host port(s), e.g., PBX alarm Origination. If the ASG Guard's modem is in use, the host device originating an alarm will receive a modem busy message.

The ASG GUARD shall become transparent on incoming calls after access permission has been established, but shall monitor for a disconnect from either port (Network or Host).

3.6      User Secret Key Encryption

User secret keys shall be stored on the ASG Guard securely in an encrypted format. This will support a more secure approach to backup offline the User Secret Key Table. This will also support a more secure approach to distribute a User Secret Key Table to multiple ASG Guards from a remote location. The ASG Guard will provide 1) a Lucent administrable key to encrypt the Lucent user secret keys and 2) a separate customer administrable key to encrypt the customers user secret keys. MicroFrame and Lucent will jointly define the structure and administrative capabilities for the Lucent and customer keys used to encrypt the Lucent and customer user secret keys.

3.7      Blocked Access

The system administrator shall be able to control access through a ASG GUARD (to the host ports connected behind the ASG GUARD) by blocking specific LOGIN (identifiers) or all LOGINS. Both permanent (LUCENT Services) and non-permanent LOGINS may be blocked. Blocked LOGINS will not be able to access the ASG GUARD until they are unblocked by ASG GUARD administration.

3.8      Time of Day/Day of Week Restriction

The system administrator shall be able to control access to a ASG GUARD by administering time of day restrictions and/or days of the week for specific LOGIN identifiers including LUCENT Services LOGIN identifiers. This function shall be provided using a twenty-four hour clock.

3.9      Access Failure Messages

The ASG GUARD shall provide access failure codes and associated messages to enable a system administrator or technician to:
                  o        detect and diagnose equipment problems


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                                                        Agreement No. WR71980036
                                                                      Appendix B

                  o       detect that an invalid access attempt has occurred
                  o detect a Blocked user or time restriction call attempt
                  o detect a forced disconnect, by either an issued command or an outgoing call

3.10     Version Display

The ASG GUARD Version display shall contain the following:
                  o        Software Version
                  o        Equipment version number
                  o        Firmware version number
                  o        Memory
                  o        Port information
                           o        Number of Host Ports
                           o        Number of Modem Ports
                           o        Number of Telnet Ports
                  o        Modem Type installed
                  o        Current date and time
                  o        Site Name

3.11     ASG GUARD History Log

The ASG GUARD shall provide the capability to record, display and print a log of all ASG GUARD activity. The following data will be provided in the audit trail:
                  o        Incoming call arrival date and time
                  o        Call disposition (connected or disconnected)
                  o        LOGIN identifier
                  o        Disconnect time
                  o        Reason for disconnect by access failure codes
                  o        GUARD log identification if available
                  o        LOGIN identifier(s) added and removed
                  o        LOGIN identifier(s) Blocked and unblocked
                  o        LOGIN identifier(s) restricted and unrestricted
                  o A Message Authentication Code (MAC) allowing LUCENT to determine if a log report has been tampered with

The ASG GUARD History Log shall be available in real time. I.e., all activity messages shall be sent to the connected administration equipment whenever there is no software session running. The ASG GUARD activity messages shall also be stored in the History Log buffer for retrieval. The ASG GUARD History Log shall provide for the storage of at least the last 200 messages of ASG GUARD activity.


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                                                        Agreement No. WR71980036
                                                                      Appendix B

3.12     ASG GUARD Access Log

The ASG GUARD shall provide the capability to store, display and print a log of call access attempts for both incoming and outgoing calls. The following data shall be provided in the audit trail:

                  o        Date and time
                  o        LOGIN identifier and device number
                  o        Length of connection in hours.  Minutes and seconds
                  o        Session type and level
                  o A message Authentication Code (MAC) which will allow LUCENT to determine if a log report has been tampered with
                  o The Access History Log shall provide for storage of at least the last 500 messages of ASG GUARD activity. To provide this storage capacity, MicroFrame will develop a feature that will write the Access History Log entries on both static RAM and on the RAM drive. This feature will be available in version 2 of the code at no charge to Lucent. ASG Guards with code prior to version 2 shall be able to be upgraded with this feature.

3.13     GUARD Failure History Statistics

The GUARD shall provide the capability to store, display, and print a log of attempt failures. The following data shall be provided in the audit trail:

                  o        Incoming call arrival date and time
                  o        LOGIN identifier and Port
                  o        Failure reason
                  o A Message Authentication Code (MAC) which will allow LUCENT to determine if a log report has been tampered with

                  The Failure History Log shall provide for storage of at least the last 500 access failures. To provide this storage capacity, MicroFrame will develop a feature that will write the Failure History Log entries on both static RAM and on the RAM drive. This feature will be available in version 2 of the code at no charge to Lucent. ASG Guards with code prior to version 2 shall be able to be upgraded with this feature.

3.14     ASG GUARD Error Log

The ASG GUARD shall provide the capability to record, display and print a statistical summary of system errors. The following data shall be provided in the audit trail:


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                                                        Agreement No. WR71980036
                                                                      Appendix B

                  o        Date and time
                  o        Error message

3.15     ASG GUARD Administration

The ASG GUARD shall provide an EIA RS-232 auxiliary port for the connection of an asynchronous administration terminal or PC. The administration interface shall be menu driven.

The ASG GUARD unit can also be administered remotely via the network port or modem connection. This requires a user login with administration privileges such as Master or Sysop. Then all administrative capabilities will be available by dialing through the modem or telneting through the ethernet port. Access to administrative functions will require authentication.

Administrative sessions on the modem port will not prevent an administrative session on the AUX port.

3.16     Single Point Administration for multiple ASG GUARDs

As limited by the constraints of an EIA RS-232 connection, the system administrator shall be able to administer multiple ASG GUARDs from a single terminal. This means that in addition to being able to set the time and date, and speed/parity, the administrator shall also be able to add/delete authorized users, check ASG GUARD status (idle, busy), and collect the audit trail data from a central location.

When multiple ASG GUARDs are used, ASG GUARD log identification should be assigned to each ASG GUARD.

3.17     Power Outage

No ASG GUARD administration shall be required following a power outage, when power is restored; the ASG GUARD shall automatically come back on-line and reset itself to their idle states, respectively. ASG GUARD stored information and parameters shall be unchanged by power outages.

3.18     Key Change Interface

ASG Guard shall provide a key change interface to enable the Lucent ASG Key Change tool to change secret keys provisioned on the ASG Guard. This feature is required for handling secret key corruption, key exposure to unauthorized users, and expiration of key lifetime. It is required that the key change operation be done via the Lucent MASTER access level only. This key change interface feature shall be provided in version 2 of the code at no charge to Lucent. ASG


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                                                        Agreement No. WR71980036
                                                                      Appendix B

Guards with code prior to version 2 shall be able to be upgraded with this feature. MicroFrame and Lucent will jointly define the specifications for this feature.

4.       USER INTERFACE

4.1      Initialization and Test Response Code

The vendor shall provide LUCENT with the ability to reset an ASG GUARD to its initial translations. An ASG GUARD shall not allow this reset function to be accomplished from a remote location.

All ASG GUARDs are to be initialized in the factory before shipment with an initial LUCENT level LOGIN user.

When a LOGIN user is added to the ASG GUARD's user list, a pseudo-random test response code shall be generated that maps into the specific secret key password administered for the added user. The secret key password can be chosen by the administrator or randomly generated by the ASG GUARD. This test response code is to be used to verify that the correct secret key password has been entered into the appropriate authentication tool (i.e. ASG Key, ASG Mobile, ASG Manager, etc.).

Customer authentication tools are to be shipped un-initialized and need to be initialized/administered with their secret key & pin.

4.2      ASG GUARD Administration

LUCENT or the customer/system administrator, using an asynchronous terminal or PC connected to the ASG GUARD's auxiliary port, through a dialup connection, or network connection (LAN) will be able to administer the ASG Guard.

4.2.1    LUCENT Master Level ASG Guard Administration

                  o To set communications parameters of the auxiliary port
                  o        To set time and date
                  o        To display ASG GUARD status (idle or busy) (i.e. PST
                           - Port Status Command)
                  o To add, delete or change any authorized LOGINs (LUCENT can only administer LUCENT level LOGIN Identifiers and secret key passwords. Lucent and customer administrators can administer customer level LOGINS)
                  o To enable/disable (block) all LOGIN users from accessing the ASG GUARD (i.e., both LUCENT and customer LOGINS)
                  o To connect to an established call or disconnect a call in progress

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                                                        Agreement No. WR71980036
                                                                      Appendix B


                  o To set a unique ASG GUARD identification and site information

                  o        To list the contents of the GUARD Error log

                  o        To list the contents of the GUARD Access Log

                  o        To list the contents of the GUARD History Log

                  o        To list the contents of the GUARD Failure log

4.2.2    Customer Master Level ASG Guard Administration

                  o To set communications parameters of the auxiliary port
                  o        To set time and date
                  o        To display ASG GUARD status (idle or busy) (i.e., PST
                           - Port Status Command)
                  o To add, delete or change only customer level authorized LOGINs (LUCENT can only administer LUCENT level LOGIN Identifiers and secret key passwords. Lucent and customer administrators can administer customer level LOGINS)
                  o To enable/disable (block) all LOGIN users from accessing the ASG GUARD (i.e., both LUCENT and customer LOGINS)
                  o To connect to an established call or disconnect a call in progress
                  o        To list the  contents of the GUARD Error log
                  o        To list the contents of the GUARD Access Log
                  o        To list the  contents of the GUARD History Log
                  o        To list the contents of the GUARD Failure log

4.3      LED Indicators

The ASG GUARD shall have Several LEDs on the front panels to provide the following functionality:

                  o        Power On indicator
                  o        Battery indicator
                  o        Power Failure indicator
                  o        Unit Pulse
                  o        Alarm, Event & File Buffer indicator
                  o        Auxiliary port activity
                  o        Host port activity indicators
                  o        Modem port activity indicators
                  o        Ethernet port indicator

4.5      Test Capabilities

4.5.l LED Testing: When powered up, all the LEDs (except Power LEDs on the front panel of the ASG GUARD shall blink on and off in unison three times, then settle into an Idle/locked condition with 2 LEDs on (power and Idle/Locked).

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                                                        Agreement No. WR71980036
                                                                      Appendix B


--------------------------------------------------------------------------------
Group             Led                Function
--------------------------------------------------------------------------------
power             o AC               Power is being supplied to the unit.
--------------------------------------------------------------------------------
                  o 48VDC            Power is being supplied to the unit from a
                                     48VDC source (such as the PBX battery).
--------------------------------------------------------------------------------
                  o Battery          Internal battery is charging
--------------------------------------------------------------------------------
                  o Power Fail       Main power has filed and the internal
                                     battery is supplying power to the unit
--------------------------------------------------------------------------------
system            o PULSE            Flashes to indicate that the system is
                                     operating correctly
--------------------------------------------------------------------------------
   green          o Alarm - clear    Pending indicates that an alarm is being
                                     processed.
--------------------------------------------------------------------------------
   red            o Alarm - pending
--------------------------------------------------------------------------------
   green          o Event - clear    Pending LED indicates that the Sentinel
                                     has events (alarms) queued for processing.
--------------------------------------------------------------------------------
   red            o Event - pending
--------------------------------------------------------------------------------
   green          o File - clear     Pending LED indicates that the amount of
                                     data stored on the RAMdisk has reached the
                                     critical level.
--------------------------------------------------------------------------------
   red            o File - pending   data stored on the RAMdisk has reached the
                                     critical level
--------------------------------------------------------------------------------
Ports             Aux
                  o  Aux - RX
                  o  Aux - DTR
                     Host 1           The upper LED (RX) flashes when data is
                                      being received
                  o  RX
                  o  DTR
                     Host 2
                  o  RX
                  o  DTR
                     Host 3 The lower LED (DTR) indicates that a device is connected to the port.

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                                                        Agreement No. WR71980036
                                                                      Appendix B
--------------------------------------------------------------------------------
GROUP             LED                 FUNCTION
--------------------------------------------------------------------------------
                  o  DTR
                  o  Host 4
                  o  RX
                  o  DTR
--------------------------------------------------------------------------------
Modem                Modem 1          Upper LED (RX) indicates that data is
                                      currently being transferred.
                  o  RX
                  o  CD
                     Modem 2          Lower LED (CD) indicates that the modem is
                                      connected to a remote system.
                  o  CD
--------------------------------------------------------------------------------
Host Expansion
  Board           (for each port)     The upper LED (RX) indicates the unit is
                                      in the process of receiving data.
                  o  RX
                  O DTR
                                      The Lower LED (DTR) indicates that a
                                      device is connected to the port
--------------------------------------------------------------------------------
Ethernet          o  RX               Indicate the reception and transmission
                                      of network data.
                  O TX
--------------------------------------------------------------------------------




4.5.2 GUARD Self-Check: The GUARD shall provide a test procedure on device boot up (Self-Check) that checks if its firmware/hardware is operating properly.

5.       PRODUCT DEVELOPMENT

This section states MicroFrame's development responsibilities. It also includes signaling, protocol and physical requirement, for communicating with LUCENT switches and OSS devices, and with non-LUCENT endpoints.

LUCENT acceptance criteria for the ASG GUARD will include LUCENT system test results. In other words, LUCENT will system test the ASG GUARD with switches and OSS devices it intends to support, prior to acceptance. The vendor may be required to make changes to the product if the system test results indicate that the product does not satisfy LUCENT ASG GUARD functional and feature requirements.


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                                                        Agreement No. WR71980036
                                                                      Appendix B

5.1      Other ASG GUARD Applications

The initial product offering will be to secure dial-up maintenance ports on the LUCENT BCS products. In the future, the product is intended to be used to secure other dial-up port applications on LUCENT BCS products, other LUCENT products, and non-LUCENT products.

5.2      Internal Program Mode

The ASG GUARD product, specified by these requirements shall not allow for customer access to the internal programming mode (CCL).

5.3      Timing Accuracy

The product shall keep accurate time for logging purposes. The time clock provided shall not lose or gain more than five minutes per month.

5.4      Hardware Components

The ASG GUARD shall provide the following ports:

                  o One or two female RJ11 Network port for connection to a CC 2-wire telephone line(s)
                  o A female DB-9 Auxiliary port (DCE interface) for connection to either a terminal
                  o Four DB-9 RS232 ports (DCE interface) for connection to host equipment such as PBX or Voice Mail systems
                  o A 10BaseT Ethernet port for TCP/IP connection to a network
                  o        5 dry contact closures (Slimline)
                  o        8 dry contact closures for 16/28 port unit
                  o        2 relays (Slimline only)
                  o        Temperature probe ports
                  o        1 5V analog to digital conversion port

The  Auxiliary  port  shall  support  connected  equipment  with  the  following
Requirements:

                  o        RS-232 DTE interface
                  o        Asynchronous
                  o        Full or half duplex
                  o 8 bits no parity, 7 bits no parity, 7 bits even parity, 7 bits odd
                  o        parity  (ASG  GUARD  admin  option)
                  o        Baud rates of 2400, 4800, 9600, 19200, 38400, 57600
                           (ASG GUARD admin option)

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                                                        Agreement No. WR71980036
                                                                      Appendix B

6.0      Miscellaneous

6.1      Environmental

The product shall be consistent with switch environmental requirements as specified by the "LUCENT Definity Generic 3, System Description" manual.

6.2      Network Port

The GUARD's network interface shall conform to Bellcore Technical Advisory NPL-000912.

6.3      FCC & CSA Requirements

The product modem shall pass FCC Part 15 and part 68 requirements and equivalent CSA standards.

6.4      UL and CSA Requirements

The product shall meet UL part 1459, Issue 2, requirements and equivalent CSA

6.5      Reliability

The GUARD shall have a minimal mean time between failure rate of 6.3 years.



                                       14